Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 23, 2026 relating to the financial statements of Novanta Inc. and the effectiveness of Novanta Inc.’s internal control over financial reporting, appearing in the Annual

Report on Form 10-K of Novanta Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 29, 2026